UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2012

Libbey Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12084	34-1559357
(State of incorporation)	(Commission File Number)	(IRS Employer identification No.)

300 Madison Avenue Toledo, Ohio		43604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (419) 325-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Supplemental Indenture

In connection with the previously announced consent solicitation (the “Consent Solicitation”) and tender offer (the “Tender Offer”), on May 10, 2012, Libbey Inc. (the “Company”) and Libbey Glass Inc. (“Libbey Glass”) entered into the Supplemental Indenture (the “Supplemental Indenture”) to the Indenture, dated February 8, 2010 (the “Indenture”), by and among the Company, Libbey Glass, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, governing Libbey Glass’s 10% Senior Secured Notes due 2015 (the “Notes”). The Supplemental Indenture was entered into to eliminate substantially all of the restrictive covenants, modify certain of the events of default and other provisions of the Indenture and release all of the collateral securing the obligations under the Notes (the “Proposed Amendments”). Pursuant to the terms of the Supplemental Indenture, the Proposed Amendments will become operative when validly tendered Notes are purchased on the early settlement date pursuant to the Tender Offer.

The foregoing description of the Supplemental Indenture is a summary and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is filed as Exhibit 4.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibit

4.1	Supplemental Indenture, dated as of May 10, 2012, among Libbey Glass Inc., Libbey Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2012
LIBBEY INC.
Registrant

	By:	/s/ Susan A. Kovach
		Name:	Susan A. Kovach
		Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

Exhibit 4.1	Supplemental Indenture, dated as of May 10, 2012, among Libbey Glass Inc., Libbey Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee